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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2007
                                 --------------

                        TRI-COUNTY FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

    Maryland                           0-18279                  52-1652138
    --------                          ---------                 ----------
(State or other Jurisdiction of      (Commission              (IRS Employer
incorporation or organization)       File Number)           Identification No.)

                 3035 Leonardtown Road, Waldorf, Maryland 20601
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                    (Address of principal executive offices)

                                 (301) 645-5601
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              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

     On April 20, 2007, Tri-County Financial Corporation (the "Company"), the holding company for Community Bank of Tri-County (the "Bank"), and the Bank entered into amended and restated employment agreements (the "Agreements") with
C. Marie Brown, Gregory C. Cockerham and William J. Pasenelli (the "executives"). The Company is a party to the Agreements solely as a guarantor of any payments not made by the Bank. The Agreements provide for three-year terms. The terms of the Agreements will be extended on a daily basis unless written notice of non-renewal is given by the Bank or the executive or the Agreement is otherwise terminated. Under the Agreements, Ms. Brown serves as Executive Vice President and Chief Operating Officer, Mr. Cockerham serves as Executive Vice President and Chief Lending Officer and Mr. Pasenelli serves as Executive Vice President and Chief Financial Officer. The Agreements provide for base salaries of $198,500, $195,000 and $195,000 for Ms. Brown and Messrs. Cockerham and Pasenelli, respectively. The material terms of the Agreements also include that:

o The executives will be eligible to receive bonuses or other incentive compensation at the discretion of the Board of Directors;

o The executives will be able to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, compensatory plans, arrangements or programs and other benefit plans the Bank makes available to its senior executives;

o The executives will be reimbursed for reasonable travel and other business expenses;

o If an executive dies during the term of the Agreement, the Company will pay his or her beneficiary or estate any compensation due to the executive through the last day of the month in which death occurred, plus any other compensation earned through the date of his or her death, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Company's benefit plans and programs;

o If an executive is terminated due to disability, as defined in the Agreements, the executive will be entitled to the compensation and benefits provided for under the agreement for (i) any period during the term of the agreement and prior to the establishment of the executive's disability during which he or she is unable to work due to such disability, or (ii) any period of disability prior to the executive's termination of employment due to disability;

o If an executive is terminated by the Company without cause (as defined in the Agreements), or is constructively terminated (as defined in the Agreements) within twelve months of a change of control (as defined in the agreement), he or she will be entitled to a lump sum payment equal to two times his or her annual base salary and most recent annual incentive compensation payment, plus continued health and welfare benefits for 36 months following termination; and

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o  The Board of Directors may, by a vote of three-fourths of the full Board, terminate an executive's employment for cause (as defined in the Agreements). Upon such termination, no further payments or benefits will be provided under the Agreements, other than previously vested amounts.

     Tri-County Financial Corporation will file copies of the Agreements as an exhibit to the quarterly report on Form 10-Q for the quarterly period ending March 31, 2007.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 24, 2007             By: /s/ Michael L. Middleton
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                                      Michael L. Middleton
                                      President and Chief Executive Officer